Exhibit 10.8

Description of Retention Payment for Geoff Batt

On March 15, 2006, the Human Resources Committee of the Board of Novelis Inc.
approved a one time retention payment in the gross amount of $410,805 to current
Chief Financial Officer, Geoff Batt, for his services rendered (and to be rendered) during the transition period until a new Chief Financial Officer replaces Mr. Batt. In light of the ongoing financial reporting delay and restatement of Novelis' financials, Mr. Batt will not be paid a short term incentive award for 2005.